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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-12

                         FIRST UNITED BANCSHARES, INC.
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                (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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         The Annual Meeting of the Stockholders of First United Bancshares, Inc.
("First United") is to be held at the First National Building, El Dorado, Arkansas, on May 23, 2000 at 2:00 p.m. Central Daylight Time. As part of the presentation to stockholders, certain materials will be presented which relate to the proposed merger of First United with and into BancorpSouth, Inc. ("BancorpSouth") pursuant to the Agreement and Plan of Merger, dated April 16, 2000, entered into by First United and BancorpSouth. Copies of presentation materials used in connection with the Annual Meeting ("Annual Meeting Presentation Materials") are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

         Certain statements contained in these Annual Meeting Presentation Materials may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," or "intend." These forward-looking statements include, without limitation, those relating to First United's future changes, the accretive effect of the merger, accounting and tax treatments of the merger and the effects of the merger. We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, failure to obtain required shareholder or regulatory approvals, the companies' failure to consummate the merger, inability to successfully integrate the companies after the merger, materially adverse changes in the companies' financial conditions, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates, the ability of First United to compete with other financial services companies, changes in First United's operating or expansion strategy, geographic concentration of First United's assets, the ability of First United to attract, train, and retain qualified personnel, the ability of First United to effectively market its services and products, First United's dependence on existing sources of funding, and other factors generally understood to affect the financial results of financial service companies, and other risks detailed from time to time in First United's news releases and filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

         These Annual Meeting Presentation Materials may be deemed to be solicitation material with respect to the proposed merger of BancorpSouth and First United. First United and its directors may be deemed to be participants in the solicitation of proxies with respect to a shareholder meeting to be held in connection with such merger. Information concerning the participants in the solicitation is set forth in the definitive proxy statement filed by First United with the Securities and Exchange Commission on April 19, 2000 for its 2000 annual meeting of shareholders. James V. Kelley, the Chairman, President and CEO, and a director, of First United has entered into a Stock Bonus Agreement and Change of Control Agreement with BancorpSouth which will be effective upon closing of the merger. In connection with the proposed merger, BancorpSouth will file a registration statement on Form S-4 with the Securities and Exchange Commission. Shareholders of BancorpSouth and First United are encouraged to read the registration statement, including the joint proxy statement/prospectus that will be part of the registration statement, because it will contain important information about the merger, BancorpSouth and First United. After the registration statement is filed with the SEC, it will be available free of charge, both on the SEC's web site (www.sec.gov) and from BancorpSouth's and First United's corporate secretaries.

         This filing is being made in connection with Regulation of Takeovers and Security Holder Communications (Release No. 33-7760, 34-42055) promulgated by the Securities and Exchange Commission which became effective January 24, 2000.


EXHIBIT INDEX

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
                  EXHIBIT NO.          DESCRIPTION
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
                      99.1             Annual Meeting Presentation Materials
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